Exhibit 10.10

$400,000,000

Landry’s Restaurants, Inc.

(a Delaware corporation)

7.50% Senior Notes due 2014

PURCHASE AGREEMENT

December 15, 2004

December 15, 2004

Wachovia Capital Markets, LLC

Banc of America Securities LLC

Deutsche Bank Securities Inc.

c/o Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

Landry’s Restaurants, Inc., a Delaware corporation (the “Company”), proposes to issue and sell (the “Offering”) to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom Wachovia Capital Markets, LLC is acting as Representative (in such capacity, the “Representative”), $400,000,000 aggregate principal amount of its 7.50% Senior Notes due 2014 (the “Notes”), which will be unconditionally guaranteed on a senior basis as to principal, premium, if any, and interest (the “Guarantees”) by the subsidiaries of the Company named in Schedule II hereto (each individually, a “Guarantor” and collectively, the “Guarantors”). The Notes will be issued pursuant to an Indenture (the “Indenture”) dated as of the Closing Date (as defined in Section 2) among the Company, the Guarantors and Wachovia Bank, National Association, as Trustee (the “Trustee”). The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date, between the Initial Purchasers and the Company (the “Registration Rights Agreement”). This Agreement, the Registration Rights Agreement, the Indenture and the Credit Agreement (as defined below) are hereinafter collectively referred to as the “Transaction Documents” and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein, and as contemplated in each Memorandum (as defined below), are hereinafter collectively referred to as the “Transactions.”

The Notes (and the related Guarantees) will be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). The Initial Purchasers have advised the Company that they will offer and sell the Notes purchased by them hereunder in accordance with Section 3 hereof as soon as the Representative deems advisable.

Concurrently with the closing of the offering of the Notes, the Company, as borrower, and each of the Company’s current and future subsidiaries, as guarantors, will enter into a senior secured credit in an aggregate principal amount of up to $450.0 million, pursuant to a Credit Agreement with Wachovia Capital Markets, LLC, Banc of America Securities LLC and Deutsche Bank Securities Inc. as joint lead arrangers and joint bookrunning managers, Wachovia Bank, National Association, as administrative agent and syndication agent, and the other lenders and agents named therein (such agreement, together with the related security agreements and other agreements and instruments, the “Credit Agreement”). Such Credit Agreement will provide for $150.0 million in term loan borrowings and $300.0 million in revolving credit borrowings. The proceeds of the Offering, together with borrowings under the Credit Agreement, will be used (1) to prepay all amounts and other obligations outstanding under the Company’s existing Second Amended and Restated Credit Agreement dated as of October 14, 2003, among the Company, Bank of America, N.A., the lenders party thereto and Banc of America Securities LLC, as amended by Amendment No. 1 dated as of October 22, 2004 (as amended, the “Existing Credit Agreement”), (2) to prepay $150.0 million aggregate principal amount outstanding of the Company’s Senior Secured Notes (the “Existing Senior Notes”), issued pursuant to an Uncommitted Master Shelf Agreement dated as of October 1, 2003, among the Company, Prudential Investment Management, Inc. and the Prudential Affiliates party thereto (the “Master Shelf Agreement”), (3) to pay related transaction fees and expenses, and (4) for general corporate purposes, which may include acquisitions and other investment and repurchases of the Company’s common stock, as described in the Final Memorandum (defined below) under the caption “Use of Proceeds,” (collectively referred to as the “Related Transactions”).

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated December 3, 2004 (the “Preliminary Memorandum”) and a final offering memorandum, dated the date of this Agreement (the “Final Memorandum” and, together with the Preliminary Memorandum, each a “Memorandum”). Each Memorandum sets forth certain information concerning the Company, the Notes, the Transaction Documents and the Transactions and includes (a) the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2003 (the “Form 10-K”) and (b) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (the “Form 10-Q”); each of (a) and (b) are attached to each Memorandum as an annex thereto. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Except where specifically noted, all references to the “Preliminary Memorandum” shall mean such Memorandum, as amended and supplemented and shall include the Form 10-K and Form 10-Q attached as annexes thereto, as of the date appearing on its cover and all references to the “Final Memorandum” shall mean such Memorandum, as amended and supplemented and shall include the Form 10-K and Form 10-Q attached as annexes thereto, as of the date of this Agreement.

1. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, each of the Initial Purchasers that:

(a) The Preliminary Memorandum, in the form used to offer the Notes, and the Final Memorandum in the form used to offer and confirm sales of the Notes, does not, and will not at the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from either Memorandum made in reliance upon and in conformity with information furnished in writing to the Company by the

Initial Purchasers expressly for use therein, as specified in Section 11. The Form 10-K and the Form 10-Q included as annexes to each Memorandum are, in form and content, identical to the Form 10-K and Form 10-Q filed by the Company with the Securities and Exchange Commission (the “Commission”). The statistical, market share and industry data included in each Memorandum are based on or derived from sources that the Company believes to be reliable and accurate and consent for the use of such data in each Memorandum has been obtained or is not required.

(b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse change in or effect on or any development having a prospective material adverse effect on (i) the business, operations, properties, stockholders’ equity, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company and each Guarantor to perform its obligations under the Notes or the Transaction Documents.

(c) Each of the Company and each of the Company’s subsidiaries has full power (corporate and other) to own or lease its properties and conduct its business as described in each Memorandum except where the failure to have such power would not have a Material Adverse Effect; and each of the Company and the Guarantors has full power (corporate and other) to enter into the Transaction Documents and carry out all the terms and provisions hereof and thereof to be carried out by them and to consummate the Offering and the Related Transactions.

(d) All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

(e) Each subsidiary of the Company has been duly formed or incorporated, as the case may be, is validly existing as a corporation, partnership or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation or incorporation, has the power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be in good standing, to have such power or authority or to so qualify would not have a Material Adverse Effect. All of the outstanding shares of capital stock and other ownership interests, as applicable, of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or through wholly owned subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule III hereto and each such subsidiary is organized in the jurisdiction set forth beside such subsidiary’s name on Schedule III. As used in this Agreement, “subsidiary” or “subsidiaries” shall mean both direct and indirect subsidiaries of an entity.

(f) No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, making any other distribution on such subsidiary’s capital stock or other ownership interest, as applicable, repaying any loans or advances made by the Company or transferring any property or assets to the Company or any other subsidiary of the Company, except to the extent provided in the Indenture or as disclosed in the Final Memorandum.

(g) (i) Ernst & Young LLP, who have certified the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) of the Company set forth in the Final Memorandum for the years ended December 31, 2002 and 2003 and delivered reports with respect to the audited consolidated financial statements included in the Final Memorandum, were at the time they expressed their opinions in such reports independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder. Arthur Andersen LLP, who have certified the consolidated financial statements of the Company for the years ended December 31, 1999, 2000 and 2001 and delivered reports with respect to the audited financial statements of the Company for such periods, were, at the time they expressed their opinions in such reports, independent public accountants with respect to the Company within the meaning of the Securities Act and applicable rules and regulations thereunder.

(ii) Grant Thornton LLP, who have performed a review pursuant to Statement on Auditing Standards No. 100, of the interim consolidated financial statements of the Company set forth in the Final Memorandum for the quarterly period ended September 30, 2004, are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(h) The financial statements (including the notes and schedules thereto) of the Company and its consolidated subsidiaries included in the annexes to the Final Memorandum fairly present the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries as of the dates and for the periods specified therein; such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form with the applicable accounting requirements of the Securities Act and the related rules and regulations; the information set forth under the captions “Offering Memorandum Summary – Summary Financial Data” in the Final Memorandum and in the Form 10-K under the caption “Item 6. Selected Financial Data” has been accurately extracted from the financial statements of the Company and its consolidated subsidiaries, fairly presents the information included therein and has been compiled on a basis consistent with that of the audited financial statements included in the Final Memorandum; the ratios of earnings to fixed charges set forth in the Final Memorandum under the caption “Offering Memorandum Summary – Summary Financial Data” have been calculated in compliance with Item 503(d) of Regulation S-K (“Regulation S-K”) under the Securities Act; the non-GAAP financial measures set forth in each Memorandum comply with Regulation G and Item 10(e) of Regulation S-K.

(i) Subsequent to the respective dates as of which information is given in the Final Memorandum, (i) there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a Material Adverse Effect; (ii) none of the Company and its subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case, not in the ordinary course of business; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as disclosed in the Final Memorandum.

(j) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) of the Company and each of its subsidiaries provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s Chief Executive Officer and Chief Financial Officer and, based on an evaluation conducted not earlier than September 30, 2004; there are no significant deficiencies or weaknesses in the design or operations of internal controls that could adversely affect the Company’s ability to record, process and report financial data and other information required to be disclosed in the reports filed or furnished by the Company pursuant to the Exchange Act.

(k) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(l) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(m) The Indenture and the Registration Rights Agreement have been duly authorized by the Company and each Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company and each Guarantor, and will constitute the legal, valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their respective terms and the Indenture and the Registration Rights Agreement will conform to the description thereof in the Final Memorandum and will be substantially in the form previously delivered to you.

(n) The Indenture, as executed by the Company and each Guarantor, will conform to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(o) The Notes and the Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchasers as provided in this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally or by the principles governing the availability of equitable remedies), will conform to the description thereof in the Final Memorandum and will be substantially in the form previously delivered to you, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Guarantees have been duly authorized and, upon the due issuance and delivery of the Notes or the Exchange Notes, as applicable, and the due endorsement of the Guarantees thereon, will have been duly executed, endorsed and delivered and will constitute valid and legally binding obligations of each of the Guarantors, enforceable against the Guarantors in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally or by the principles governing the availability of equitable remedies), and will be entitled to the benefits of and be subject to the provisions of the Indenture, and will conform to the description thereof in the Final Memorandum.

(p) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which any of the Company or its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of any of the Company or its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect.

(q) The execution, delivery and performance of this Agreement by the Company and the Guarantors, the execution, delivery and performance of the Registration Rights Agreement, the Indenture and the Credit Agreement, and issuance and delivery of the Notes or the Exchange Notes and the Guarantees by the Company and each Guarantor, as applicable, and the consummation of the Offering, the Related Transactions and the other transactions contemplated by the Final Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance by the Company and the Guarantors of this Agreement, the Registration Rights Agreement, the Indenture and the Credit Agreement; the Company’s execution of the Notes and the Exchange Notes; the Guarantors’ execution, delivery and performance of the Guarantees; and

the consummation of the Offering and the Related Transactions by the Company and its subsidiaries. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r) The Credit Agreement has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles.

(s) An irrevocable notice of optional prepayment of the Existing Senior Notes pursuant to Section 4C of the Master Shelf Agreement will be properly issued prior to the Closing Date to effect the prepayment of the total aggregate principal amount outstanding under the Existing Senior Notes, as described under the caption “Use of Proceeds” in the Final Memorandum.

(t) An irrevocable notice of prepayment of all outstanding amounts and other obligations due under the Existing Credit Agreement will be properly issued pursuant to Section 2.05 of the Existing Credit Agreement prior to the Closing Date to effect a full prepayment thereof, as described under the caption “Use of Proceeds” in the Final Memorandum.

(u) Each of the Company and the Guarantors is, and after giving effect to the Offering and the Related Transactions will be, Solvent. As used herein, the term “Solvent” means, with respect to an entity on a particular date, that on such date (i) the fair market value of the assets of such entity is greater than the total amount of liabilities (including contingent liabilities) of such entity, (ii) the present fair salable value of the assets of such entity is greater than the amount that will be required to pay the liabilities of such entity on its debts as they become absolute and matured, (iii) such entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such entity does not have unreasonably small capital.

(v) No legal or governmental proceedings, investigations or inquiry are pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any of its subsidiaries is subject, other than matters adequately and accurately described in each Memorandum or such proceedings, or investigations or inquiries that would not, singly or in the aggregate, result in a Material Adverse Effect.

(w) The Company and its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), and their respective agents, have not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes (as determined by the Representative in its sole discretion), will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto that is approved by the Representative.

(x) Except as set forth in the Final Memorandum, each of the Company and the subsidiaries have good and indefeasible leasehold title or title in fee simple to all real property and marketable title to all material personal property owned by each of them, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, and all existing leases of the Company and the subsidiaries are valid, subsisting and enforceable and there is no default (whether with or without the giving of notice or the passage of time or both) pending or existing under any such lease.

(y) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or its subsidiaries maintain, contribute to or have any obligation to contribute to, or with respect to which the Company or any of its subsidiaries has any liability, direct or indirect, contingent or otherwise (a “Plan”); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Company or any of its subsidiaries (i) has failed to timely make all required contributions to each Plan, or (ii) has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

(z) There is no existing, pending or, to the Company’s knowledge, threatened labor dispute involving the employees of the Company or any of its subsidiaries and the Company and its subsidiaries are not aware of any existing, pending or threatened labor dispute involving the employees of their respective principal suppliers, manufacturers, customers or contractors, which could reasonably be expected to result in a Material Adverse Effect.

(aa) Except as described in the Memorandum, no proceedings for the merger, consolidation, liquidation or dissolution of the Company or any subsidiary of the Company or the sale of all or a material part of the assets of the Company and its subsidiaries or any material acquisition by the Company or any subsidiary of the Company are pending or contemplated.

(bb) The Company and each of its subsidiaries owns and has taken all reasonable steps to protect, or has obtained valid and enforceable licenses or other rights to use, all material patents, patent applications, trademarks (both registered and unregistered), trade secrets, service marks, trade names, copyrights, and all other material proprietary rights and confidential information (collectively, “Intellectual Property”) described in each Memorandum or which are necessary to conduct their respective businesses as currently conducted, except where the failure to take such steps or obtain such licenses or rights would not have a Material Adverse Effect;

none of the Company or any of its subsidiaries is aware of any existing, pending or threatened (i) action, claim or proceedings brought by third parties, or any circumstance, event or development, that may interfere or result in an interference with the ownership or use of such Intellectual Property by the Company or any of its subsidiaries, or (ii) infringement or unauthorized use of such Intellectual Property by a third party.

(cc) The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are generally deemed adequate and customary for their businesses; and none of the Company or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when required or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a commercially reasonable cost.

(dd) The Company and each of its subsidiaries is in compliance with all laws, ordinances, regulations and orders applicable to the Company and its subsidiaries and their respective businesses, and none of the Company or any of its subsidiaries has received any notice to the contrary; and each of the Company and its subsidiaries possesses and is in compliance with the terms of all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to conduct their respective businesses as currently operated in the manner described in the Final Memorandum and all such Licenses are in full force and effect, except where the failure to so comply or possess such Licenses would not have a Material Adverse Effect. No proceeding has been instituted or, to the Company’s knowledge, is threatened or contemplated to terminate, withdraw or cancel or to modify or restrict the scope of such Licenses.

(ee) (i) The Company and each of its subsidiaries is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”);

(ii) The Company and each of its subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses (“Environmental Permits”);

(iii) There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are reasonably likely to interfere with the conduct of the business of the Company and its subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits; and

(iv) There are no past or present conditions or circumstances at, or arising out of, their respective businesses, assets and properties of the Company and each of its subsidiaries or any business, assets or properties formerly leased, operated or owned by the Company or any of its subsidiaries including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to: (A) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (B) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (C) liabilities or obligations incurred by the Company or its subsidiaries to comply with any Environmental Law; or (D) fines or penalties arising under any Environmental Law;

except in each case for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not result in a Material Adverse Effect.

(ff) The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company and its subsidiaries retains adequate reserves, and except where the failure to file tax returns or pay taxes and other assessments, fines or penalties would not have a Material Adverse Effect.

(gg) There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Securities Act or to require the Company to include any securities held by any person in any registration statement filed by the Company under the Securities Act.

(hh) Neither the Company nor any subsidiary of the Company is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will be, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii) None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to which no statement is made) has, directly or indirectly engaged in any general solicitation or general advertising (within the meaning of Regulation D) or a public offering within the meaning of Section 4(2) of the Securities Act with respect to the offer and sale of the Notes.

(jj) None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made) has, directly or indirectly, engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(kk) None of the Company, its Affiliates or any person acting on its or their behalf has (i) taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes, or (ii) paid or agreed to pay to any person any compensation for underwriting or soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

(ll) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(mm) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 3 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and disclosed in the Preliminary Memorandum and the Final Memorandum to register the Notes or the related Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(nn) Neither the Offering nor the Related Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(oo) The Notes have been designated PORTAL-eligible securities by the NASD’s PORTAL Market (“PORTAL”).

(pp) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes.

Each certificate signed by any officer of the Company or the Guarantors and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty by the Company or the Guarantors, as the case may be, to the Initial Purchasers as to the matters covered thereby.

2. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell $400,000,000 aggregate principal amount of Notes, and each of the Initial Purchasers, severally and not jointly, agree to purchase from the Company the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto at a purchase price equal to 97.68125% of the principal amount thereof (the “Purchase Price”). One or more certificates in definitive form or global form, as instructed by the Representative for the Notes that the Initial Purchasers have severally agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representative requests upon notice to the Company not later than one full business day prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Company to the Representative for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchasers duly paid, against payment by or on behalf of the Initial Purchasers of the Purchase Price therefor by wire transfer in Federal or other funds immediately available to the account of the Company. Such delivery of and payment for the Notes shall be made at the offices of Shearman & Sterling LLP (“Counsel for the Initial Purchasers”), 599 Lexington Avenue, New York, New York 10022 at 10:00 A.M.,

New York City time, on December 28, 2004, or at such other place, time or date as the Representative and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such certificate or certificates for the Notes available for examination by the Initial Purchasers at the New York, NY offices of Counsel for the Initial Purchasers not later than 10:00 A.M., New York City time on the business day prior to the Closing Date.

3. Offering of the Notes and the Initial Purchasers’ Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represent and warrant to and agree with the Company that:

(a) It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”).

(b) It will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of solicitations and offers within the United States, persons that it reasonably believes to be QIBs or (B) in the case of solicitations and offers outside the United States, persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S, and such Initial Purchaser has taken or will take reasonable steps to ensure that each purchaser of the Notes is aware that the Notes are being offered and sold in reliance upon the representations and warranties deemed to have been made by such purchaser as provided in the Final Memorandum under the caption “Notice to Investors.”

(c) It will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.

(d) With respect to offers and sales outside the United States:

(i) at or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and December     , 2004, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S.”; and

(ii) such Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 3(b) herein; accordingly, such Initial Purchaser has not engaged nor will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and such Initial Purchaser has complied and will comply with the offering restrictions requirements of Regulation S.

Terms used in this Section 3(d) have the meanings given to them by Regulation S.

4. Covenants of the Company. The Company covenants and agrees with the Initial Purchasers that:

(a) The Company will prepare the Final Memorandum in the form approved by the Representative and will not amend or supplement the Final Memorandum without first furnishing to the Representative a copy of such proposed amendment or supplement and will not use or file any amendment or supplement to which the Representative may reasonably object.

(b) The Company will furnish to the Initial Purchasers and to Counsel for the Initial Purchasers prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period referred to in paragraph (c) below, without charge, as many copies of the Final Memorandum and any amendments and supplements thereto as they reasonably may request.

(c) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, if any event occurs or condition exists as a result of which the Final Memorandum would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (a) of this Section 4, prepare and provide to the Initial Purchasers, at its own expense, an amendment or supplement to the Final Memorandum so that the Final Memorandum, as so amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact required to be stated thereon or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or so that the Final Memorandum, as so amended or supplemented, will comply with applicable law; and (iii) supply such supplemented or amended Final Memorandum to the Initial Purchasers and Counsel for the Initial Purchasers, without charge, in such quantities as may be reasonably requested.

(d) The Company will (i) qualify the Notes and the Guarantees for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate and (ii) maintain such qualifications for so long as required for the sale of the Notes by the Initial Purchasers. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, the Company will deliver to the Initial Purchasers such additional information concerning the business and financial condition of the Company as the Initial Purchasers may from time to time request and shall, to the utmost extent practicable, notify the Representative prior to publishing or announcing (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material to an investor or prospective purchaser of the Notes. The Company will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as the Company becomes aware of any such decrease, notice or public announcement.

(f) The Company will not, and will not permit any of its Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

(g) Except as contemplated in the Registration Rights Agreement, none of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances or in a manner that would require the registration of the Notes under the Securities Act.

(h) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made) will, directly or indirectly, engage in any general solicitation or general advertising (within the meaning of Regulation D) or a public offering within the meaning of Section 4(2) of the Securities Act with respect to the offer and sale of the Notes.

(i) The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to any subsequent purchasers or (iii) the resale of the Notes by such subsequent purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made) will, directly or indirectly, engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S.

(k) So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, the Company will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.)

(l) The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Final Memorandum.

(m) Until completion of the distribution, neither the Company nor any of its Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(n) The Company will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or options or rights to purchase debt securities of the Company substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 180 days after the date hereof, without the prior written consent of the Representative.

(o) The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

(p) The Company and each Guarantor shall take all reasonable actions necessary to enable Standard & Poor’s Ratings Services, a division of The McGraw Hill, Inc. Companies (“S&P”), and Moody’s Investors Service, Inc. (“Moody’s”) to provide their respective credit ratings to the Notes.

(q) Each certificate for a Note will bear the legend contained in “Notice to Investors” in the Final Memorandum for the time period and upon the other terms stated in the Final Memorandum.

(r) The Company will use its reasonable best efforts to cause the Notes to be eligible for PORTAL.

5. Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Trustee and Trustee’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of Counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) all document production charges and expenses of counsel to the Initial Purchasers (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Notes, (ix) all costs and expenses relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, reasonable travel and lodging expenses of the officers of the Company and any such consultants, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that the Initial Purchasers will pay the fees and disbursements of their counsel.

(b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

6. Conditions to the Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

(a) (i) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Steven L. Scheinthal, General Counsel for the Company, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit A hereto.

(ii) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Haynes and Boone, LLP, counsel for the Company, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit B hereto.

(iii) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Dorsey & Whitney LLP, Minnesota counsel for the Guarantors listed in Part III of Schedule II hereto (the “Minnesota Guarantors”), in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit C hereto.

(iv) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Winstead Sechrest & Minick P.C., special counsel for the Company, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit D hereto.

(b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Shearman & Sterling LLP, Counsel for the Initial Purchasers, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

(c) (i) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated such date, in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information for the fiscal years ended December 31, 2002 and 2003 and for the quarterly period ended March 31, 2004 contained in the Final Memorandum; provided that the letter shall use a “cut-off date” within three days of the date of such letter. References to the Final Memorandum in this paragraph (c)(1) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(ii) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated such date, in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, from Grant Thornton LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information for the quarterly periods ended June 30, 2004 and September 30, 2004 contained in the Final Memorandum; provided that the letter shall use a “cut-off date” within three days of the date of such letter. References to the Final Memorandum in this paragraph (c)(2) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(d) (i) None of the Company nor any of its subsidiaries, shall have sustained, since the date of the latest interim financial statements included as an annex in the Final Memorandum (exclusive of any amendment or supplement thereto subsequent to the date of the Final Memorandum), any loss or interference with their respective businesses or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto subsequent to the date of the Final Memorandum); and (ii) since the respective dates as of which information is given in the Preliminary Memorandum or the Final Memorandum, there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries, or any event that would have a Material Adverse Effect on the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, otherwise than as set forth in each such Memorandum (exclusive of any amendment or supplement thereto subsequent to the date of the Final Memorandum), the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner described in the Final Memorandum (exclusive of any amendment or supplement thereto subsequent to the date of the Final Memorandum).

(e) The Initial Purchasers shall have received a certificate, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers, of the Chief Executive Officer and the Chief Financial Officer or General Counsel of the Company as to the accuracy of the representations and warranties of the Company and the Guarantors in this Agreement at and as of the Closing Date; that the Company and the Guarantors, as applicable, have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Section 6(d).

(f) The Notes shall have received ratings of not less than ‘B’ by S&P and ‘B2’ by Moody’s, and, at or prior to the Closing Date, there shall not have been any decrease in the rating of the Notes or any of the Company’s other debt securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Notes or any of the Company’s other debt securities or any notice or public announcement given of any intended or potential decrease in any such rating.

(g) The Notes shall have been designated for trading on PORTAL.

(h) The Notes shall be eligible for clearance and settlement through the Depository Trust Company.

(i) The Credit Agreement shall have been entered into, the Company shall have received the proceeds from the term loan and revolving credit borrowings made thereunder as described in the Final Memorandum, all indebtedness outstanding under the Existing Credit Facility shall have been repaid in full and the Existing Credit Facility shall have been amended and restated.

(j) Concurrently with the closing of this Offering, the total aggregate principal amount of outstanding Existing Senior Notes shall have been fully prepaid in accordance with the terms of the Master Shelf Agreement, or any waiver thereunder.

(k) Concurrently with the closing of this Offering, the total outstanding amounts and other obligations due under the Existing Credit Agreement shall have been fully prepaid in accordance the procedures therefor set out in Section 2.05 of the Existing Credit Agreement.

(l) On or before the Closing Date, the Initial Purchasers and Counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may reasonably request from the Company.

7. Indemnification and Contribution. (a) The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse, as incurred, each Initial Purchaser and each such other person for any legal or other expenses reasonably incurred by such Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Initial Purchasers through the Representative specifically for use therein as set forth in Section 11 hereof.

(b) Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Company and the Guarantors and their respective affiliates, directors, officers, and each person, if any, who controls any of the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Guarantors, any such affiliates, directors or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers through the Representative specifically for use therein as set forth in Section 11 hereof and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Company or the Guarantors or any such affiliates, directors or officers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.

(c) Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the “indemnifying party”), notify such indemnifying party of the commencement thereof; but the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) such indemnifying party does not promptly retain counsel satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by (i), (ii) or (iii) of the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d) (i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) (“Losses”), the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Notes hereunder. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation (even if the Initial Purchasers were treated as one entity for such purpose) that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by such Initial Purchaser from the Company in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ respective obligations to contribute hereunder are several in proportion to their respective obligations to purchase Notes as set forth on Schedule I hereto and not joint. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(a) hereof shall have the same rights to contribution as such Initial Purchaser, and each affiliate, director or officer of the Company or the Guarantors and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

(e) The obligations of the Company and the Guarantors under this Section 7 shall be in addition to any obligations or liabilities that the Company and the Guarantors may otherwise have and the obligations of the respective Initial Purchasers under this Section 7 shall be in addition to any obligations or liabilities that the Initial Purchasers may otherwise have.

8. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantors, their respective officers, and the several Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, their respective officers or directors or any controlling person referred to in Section 7 hereof or any Initial Purchaser and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

9. Termination. (a) The Representative may terminate this Agreement with respect to the Notes by notice to the Company at any time on or prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform in any material respect its obligations under the Transaction Documents or to satisfy in any material respect any condition to be performed or satisfied by it hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the NASDAQ National Market or in the over-the-counter market, or trading in any securities of the Company on the NASDAQ National Market or in the over-the-counter market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iii) a banking moratorium shall have been declared by New York, North Carolina, Delaware or United States authorities; or (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets or the international financial markets that, in the case of any event described in this clause (iv), in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner described in the Final Memorandum (exclusive of any amendment or supplement thereto subsequent to the date of the Final Memorandum).

(b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

10. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date (the “Remaining Notes”) in the respective proportions that the principal amount of the Notes set opposite the name of each non-defaulting Initial Purchaser in Schedule I hereto bears to the total principal amount of the Notes set opposite the names of all the non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total principal amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total principal amount of Notes to be purchased on the Closing Date, and no non-defaulting Initial Purchaser shall be obligated to purchase more than 110% of the principal amount of Notes that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the non-defaulting Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth herein.

Nothing contained in this Agreement shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. In the event of such default, the Company or the Representative may postpone the Closing Date for up to five full business days in order to effect any changes in the Transaction Documents or in any other document or arrangement that, in the opinion of counsel for the Company or counsel for the Initial Purchasers, may be necessary.

11. Information Supplied by Initial Purchasers. The statements set forth in the 2nd, 3rd and 4th sentences of the 7th paragraph under the heading “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum relating to stabilization, to the extent such statements relate to the Initial Purchasers, constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 1(a) and 7 hereof.

12. Notices. All communications hereunder shall be in writing and, if sent to any of the Initial Purchasers, shall be delivered or sent by mail or facsimile transmission and confirmed in writing to Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0604, Attention: High Yield Capital Markets and if sent to the Company, shall be delivered or sent by mail or facsimile transmission and confirmed in writing to the Company at Landry’s Restaurants, Inc., 1510 West Loop South, Houston, Texas, 77027, Attention: Steven L. Scheinthal.

13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Initial Purchasers, the Company and the Guarantors and their respective successors and legal representatives and, except to the extent set forth in Section 4(j) hereof, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the several Initial Purchasers, the Company and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company and the Guarantors contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control any Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Company and the Guarantors, and any person or persons who control the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from any Initial Purchaser shall be deemed a successor to such Initial Purchaser because of such purchase.

14. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

15. Consent to Jurisdiction and Service of Process. (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is non-exclusive.

(b) Each party agrees that any service of process or other legal summons in connection with any proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 12 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Guarantors and the Initial Purchasers.

Very truly yours,

LANDRY’S RESTAURANTS, INC.

By:
Name:	Steven L. Scheinthal
Title:	Executive Vice President, Secretary and General Counsel

C. A. MUER CORPORATION
CAPT. CRAB’S TAKE-AWAY OF 79TH STREET, INC.
CHLN, INC.
CHLN—IDAHO, INC.
CHLN—MARYLAND, INC.
CRAB ADDISON, INC.
CRAB HOUSE, INC.
CRYO REALTY, CORP.
CRYOTECH INDUSTRIES OF NORTH CAROLINA, INC.
FSI DEVCO, INC.
FSI RESTAURANT DEVELOPMENT, LTD.
BY:	Saltgrass, Inc., General Partner of FSI Restaurant Development, Ltd.
HOSPITALITY HEADQUARTERS, INC.
HOUSTON AQUARIUM, INC.
INN AT THE BALLPARK CATERING, INC.
JOE’S CRAB SHACK—DELAWARE, INC.
JOE’S CRAB SHACK—SAN DIEGO, INC.
LANDRY’S CRAB SHACK, INC.
LANDRY’S DEVELOPMENT, INC.
LANDRY’S DOWNTOWN AQUARIUM, INC.
LANDRY’S G.P., INC.
LANDRY’S LIMITED, INC.
LANDRY’S MANAGEMENT, L.P.
BY:	Landry’s G.P., Inc., General Partner of Landry’s Management, L.P.
LANDRY’S PESCE, INC.
LANDRY’S SEAFOOD HOUSE—ADDISON, INC.
LANDRY’S SEAFOOD HOUSE—ALABAMA, INC.
LANDRY’S SEAFOOD HOUSE—ARIZONA, INC.
LANDRY’S SEAFOOD HOUSE—ARLINGTON, INC.
LANDRY’S SEAFOOD HOUSE—AUSTIN, INC.

Landry’s Restaurants, Inc. Purchase Agreement signature page

LANDRY’S SEAFOOD HOUSE—BELLEVUE, INC.
LANDRY’S SEAFOOD HOUSE—BILOXI, INC.
LANDRY’S SEAFOOD HOUSE—COLORADO, INC.
LANDRY’S SEAFOOD HOUSE—DELAWARE, INC.
LANDRY’S SEAFOOD HOUSE—FLORIDA, INC.
LANDRY’S SEAFOOD HOUSE—GEORGIA, INC.
LANDRY’S SEAFOOD HOUSE—HAMPTON, INC.
LANDRY’S SEAFOOD HOUSE—ILLINOIS, INC.
LANDRY’S SEAFOOD HOUSE—INDIANA, INC.
LANDRY’S SEAFOOD HOUSE—KANSAS, INC.
LANDRY’S SEAFOOD HOUSE—KENTUCKY, INC.
LANDRY’S SEAFOOD HOUSE—LAFAYETTE, INC.
LANDRY’S SEAFOOD HOUSE—LITTLE ROCK, INC.
LANDRY’S SEAFOOD HOUSE—MARYLAND, INC.
LANDRY’S SEAFOOD HOUSE—MEMPHIS, INC.
LANDRY’S SEAFOOD HOUSE—MICHIGAN, INC.
LANDRY’S SEAFOOD HOUSE—MINNESOTA, INC.
LANDRY’S SEAFOOD HOUSE—MISSOURI, INC.
LANDRY’S SEAFOOD HOUSE—NEVADA, INC.
LANDRY’S SEAFOOD HOUSE—NEW JERSEY, INC.
LANDRY’S SEAFOOD HOUSE—NEW MEXICO, INC.
LANDRY’S SEAFOOD HOUSE—NEW ORLEANS, INC.
LANDRY’S SEAFOOD HOUSE—NORFOLK, VIRGINIA, INC.
LANDRY’S SEAFOOD HOUSE—NORTH CAROLINA, INC.
LANDRY’S SEAFOOD HOUSE—OHIO, INC.
LANDRY’S SEAFOOD HOUSE—OKLAHOMA, INC.
LANDRY’S SEAFOOD HOUSE—PENNSYLVANIA, INC.
LANDRY’S SEAFOOD HOUSE—REDONDO BEACH, INC.
LANDRY’S SEAFOOD HOUSE—SAN LUIS, INC.
LANDRY’S SEAFOOD HOUSE—SOUTH CAROLINA, INC.
LANDRY’S SEAFOOD HOUSE—UTAH, INC.
LANDRY’S SEAFOOD HOUSE—VIRGINIA, INC.
LANDRY’S SEAFOOD INN & OYSTER BAR, INC.
LANDRY’S SEAFOOD INN & OYSTER BAR—GALVESTON, INC.
LANDRY’S SEAFOOD INN & OYSTER BAR—KEMAH, INC.
LANDRY’S SEAFOOD INN & OYSTER BAR—SAN ANTONIO, INC.
LANDRY’S SEAFOOD INN & OYSTER BAR—SUGAR CREEK, INC.
LANDRY’S SEAFOOD KEMAH, INC.
LANDRY’S SEAFOOD & STEAK HOUSE—CORPUS CHRISTI, INC.
LANDRY’S TRADEMARK, INC.
LCH ACQUISITION, INC.
LNY-IOWA, INC.
LSRI HOLDINGS, INC.
MARINA ACQUISITION CORPORATION OF FLORIDA, INC.
NEVADA AQUARIUM, INC.
OCEAN BLUE INDUSTRIES, INC.

Landry’s Restaurants, Inc. Purchase Agreement signature page

RAINFOREST CAFE, INC.
RAINFOREST CAFE, INC.—BALTIMORE COUNTY
RAINFOREST CAFE, INC.—CHA CHA
RAINFOREST CAFE, INC.—KANSAS
RAINFOREST TRADEMARK, INC.
SALTGRASS, INC.
SEAFOOD HOLDING SUPPLY, INC.
SUMMIT AIRCRAFT SERVICES, INC.
SUMMIT ONE NETWORK, INC.
SUMMIT SEAFOOD SUPPLY, INC.
SUMMIT SUPPLY, INC.
WEST END SEAFOOD, INC.
WILLIE G’S GALVESTON, INC.
WILLIE G’S POST OAK, INC.
WSI FISH LIMITED
BY: Saltgrass, Inc., General Partner of WSI Fish Limited

By:
Name:	Steven L. Scheinthal
Title:	Secretary

Landry’s Restaurants, Inc. Purchase Agreement signature page

Accepted as of the date hereof,

WACHOVIA CAPITAL MARKETS, LLC

By:
Name:
Title:

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

Landry’s Restaurants, Inc. Purchase Agreement signature page

Accepted as of the date hereof,

SCOTIA CAPITAL (USA) INC.

By:
Name:
Title:

Landry’s Restaurants, Inc. Purchase Agreement signature page

Accepted as of the date hereof,

BB&T CAPITAL MARKETS, A DIVISION OF SCOTT AND STRINGFELLOW, INC.

By:
Name:	William E. Hardy
Title:	Senior Managing Director

Landry’s Restaurants, Inc. Purchase Agreement signature page

EXHIBIT A

Form of Opinion of the General Counsel of the Company

The opinion of Steven L. Scheinthal, General Counsel of the Company, to be delivered pursuant to Section 6(a)(i) of the Purchase Agreement shall be to the effect that:

A. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

B. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

C. All of the outstanding shares of the common stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, to such counsel’s knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws.

D. Each of the Company and each subsidiary of the Company has full power (corporate and other) to own or lease its properties and conduct its business as described in each Memorandum; and each of the Company and the Guarantors has full power (corporate and other) to enter into the Transaction Documents and carry out its obligations thereunder.

E. Each subsidiary of the Company has been duly formed or incorporated, as the case may be, is validly existing as a corporation, partnership or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation or incorporation, has the power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the outstanding shares of capital stock and other ownership interests, as applicable, of each subsidiary of the Company has been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens, encumbrances, equities or claims arising under the Credit Agreement or the Existing Credit Agreement) or, to the knowledge of such counsel, any pending or threatened claim.

F. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

G. Each of the Indenture, the Registration Rights Agreement and the Credit Agreement has been duly authorized, executed and delivered by, and constitutes valid and binding obligations of, the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law; each of the Indenture, the Registration Rights Agreement and the Credit Agreement conforms to the description thereof in the Final Memorandum.

Exhibit A

H. The Guarantees have been duly authorized, executed, endorsed and delivered and are valid and binding agreements of each Guarantor, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and conform to the description thereof in the Final Memorandum.

I. The Notes have been duly authorized, executed and delivered by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will conform to the description thereof in the Final Memorandum and be entitled to the benefits of the Indenture and the Registration Rights Agreement.

J. The Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and Registration Rights Agreement and delivered in exchange for the Notes in accordance with the terms of the Registration Rights Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

K. Such counsel has reviewed the statements in the Final Memorandum describing the material contracts, agreements, instruments or other arrangements to which the Company is a party or which are binding on the Company and such statements, insofar as they constitute summaries of legal matters or documents, fairly summarize in all material respects such matters or documents.

L. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or any Guarantor’s execution, delivery and performance of the Purchase Agreement, the Credit Agreement, the Registration Rights Agreement or the Indenture, or the issuance and delivery of the Notes, the Exchange Notes or the Guarantees, as applicable, or consummation of the Offering, the Related Transactions and the other transactions contemplated by the Purchase Agreement and by the Final Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

M. No stockholder of the Company nor any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (A) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (B) to the knowledge of such counsel, otherwise.

N. There is no pending or, to such counsel’s knowledge, threatened action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary of the Company or to which the property of the Company or any subsidiary of the Company is subject, before or

Exhibit A - 2

brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the Related Transaction or the performance by the Company or any subsidiary of the Company of its obligations thereunder.

O. The material franchises, permits and rights of the Company and its subsidiaries in each jurisdiction in which such franchise, permit or right is required are valid and adequate for the business in which it is engaged, and there do not exist, to such counsel’s knowledge, any restrictions in connection therewith that, solely or in the aggregate, would result in a Material Adverse Effect.

P. The statements in the Final Memorandum under the captions “Risk Factors” and “Description of Other Indebtedness,” and in the Form 10-K under the captions “Item 1. Business – Service Marks,” “Item 3. Legal Proceedings” and “Item 13. Certain Relationships and Related Transactions,” insofar as such statements constitute matters of law, summaries of legal matters, the Company’s or the Guarantors’ charter or by-law provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

Q. The execution and delivery of the Credit Agreement, the Purchase Agreement, the Registration Rights Agreement, the Notes, the Exchange Notes, the Guarantees and the Indenture by each of the Company and its Subsidiaries, to which it is a party, and the performance by the Company and its Subsidiaries of its obligations thereunder and the consummation of the transactions contemplated by the Purchase Agreement (including the issuance and sale of the Notes and the Guarantees and the use of the proceeds of the from the sale of the Notes and the Guarantees and the borrowings under the Credit Agreement in the manner described in the Final Memorandum under the caption “Use of Proceeds”) and the transactions contemplated by the Final Memorandum (including the entering into and borrowings under the Credit Agreement): (A) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary of the Company; (B) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the subsidiaries of the Company, or to the best knowledge of such counsel, any other material Existing Instrument; or (C) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary of the Company.

In addition, such counsel shall state that nothing has come to his attention that would lead him to believe that the Final Memorandum, either as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial data derived therefrom, included in the Final Memorandum or any amendments or supplements thereto).

Exhibit A - 3

EXHIBIT B

Form of Opinion of Haynes and Boone LLP

The opinion of Haynes and Boone LLP to be delivered pursuant to Section 6(a)(ii) of the Purchase Agreement shall be to the effect that:

A. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

B. Each of the Guarantors listed in (1) Part I of Schedule II (the “Delaware Guarantors”), (2) Part II of Schedule II (the “Texas Guarantors”) and (3) Part IV of Schedule II hereto (the “Other Guarantors”) has been duly formed or incorporated, as the case may be, is validly existing as a corporation, partnership or a limited liability company, as the case may be, in good standing under the laws of the state of its formation, has the power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in the state of its formation. All of the outstanding shares of capital stock and other ownership interests, as applicable, of each Guarantor has been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens, encumbrances, equities or claims arising under the Existing Credit Agreement or the Credit Agreement) or, to the knowledge of such counsel, any pending or threatened claim.

C. Each of the Company, the Texas Guarantors, the Delaware Guarantors and the Other Guarantors, has full power (corporate and other) to own or lease its properties and conduct its business as described in each Memorandum; and each of the Company, the Texas Guarantors, the Delaware Guarantors and the Other Guarantors, has full power (corporate and other) to enter into the Transaction Documents (other than the Credit Agreement) and carry out its obligations thereunder.

D. After reasonable inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum.

E. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Texas Guarantors, the Delaware Guarantors and the Other Guarantors.

F. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and constitutes valid and binding obligations of, each of the Company, and each of the Texas Guarantors, the Delaware Guarantors and the Other Guarantors, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law; each of the Indenture, the Registration Rights Agreement and the Credit Agreement conforms to the description thereof in the Final Memorandum.

Exhibit B

G. The Guarantees have been duly authorized, executed, endorsed and delivered and are valid and binding agreements of each of the Texas Guarantors, the Delaware Guarantors and the Other Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and conform to the description thereof in the Final Memorandum.

H. The Notes have been duly authorized, executed and delivered by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will conform to the description thereof in the Final Memorandum and be entitled to the benefits of the Indenture and the Registration Rights Agreement.

I. The Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and Registration Rights Agreement and delivered in exchange for the Notes in accordance with the terms of the Registration Rights Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

J. The statements in the Final Memorandum under the captions “Description of Certain Indebtedness,” “Description of Notes,” “Exchange Offer; Registration Rights” and “Notice to Investors,” insofar as such statements constitute summaries of legal matters or documents, fairly summarize in all material respects such matters or documents.

K. The statements in the Final Memorandum under the caption “Certain Federal Income Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

L. The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

M. Based upon the representations, warranties and agreements made in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale and delivery of such Notes by the Initial Purchasers in accordance with the Purchase Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Notes.

N. The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Notes, the Exchange Notes, the Guarantees and the Indenture by the Company

Exhibit B - 2

and the performance by the Company, and each of the Texas Guarantors, the Delaware Guarantors and the Other Guarantors of each of their respective obligations thereunder and the consummation of the transactions contemplated by the Purchase Agreement (including the issuance and sale of the Notes and the use of the proceeds of the sale of the Notes, in the manner described in the Final Memorandum under the caption “Use of Proceeds”) and the transactions contemplated by the Final Memorandum: (A) will not result in any violation of the provisions of the charter or by-laws of the Company, the Texas Guarantors, the Delaware Guarantors or the Other Guarantors; (B) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Texas Guarantors, the Delaware Guarantors or the Other Guarantors, or to the knowledge of such counsel, any other material Existing Instrument; or (C) to the knowledge of such counsel, after reasonable inquiry, will not result in any violation of any applicable law, administrative regulation or administrative or court decree applicable to the Company that would have a Material Adverse Effect.

O. Neither the Company nor any subsidiary of the Company is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will be, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

P. The Form 10-K and the Form 10-Q included as annexes in the Final Memorandum at the time they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchaser at which the contents of the Final Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that the Final Memorandum, either as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial and statistical data derived therefrom, included in the Final Memorandum or any amendments or supplements thereto).

Exhibit B - 3

EXHIBIT C

Form of Local Counsel Opinion

The opinion of local counsel for the Company to be delivered pursuant to Section 6(a)(iii) of the Purchase Agreement shall be to the effect that:

A. Such Guarantor is a corporation incorporated, validly existing and in good standing under the laws of the State of Minnesota with corporate power to conduct any lawful business activity.

B. Such Guarantor has the corporate power to execute, deliver and perform its obligations under the Transaction Documents executed by it, and has taken all requisite corporate action to authorize the execution and delivery of, and the performance of its obligations under, the Transaction Documents executed by the Guarantor.

C. The execution and delivery of the Transaction Documents executed by such Guarantor and the performance by such Guarantor of its obligations pursuant to the Transaction Documents will not violate or cause a breach of (i) any statute of the United States or the State of Minnesota or any rule or regulation of any governmental authority or regulatory body of the United States or the State of Minnesota (including without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any judgment, order or decree known to us and applicable to such Guarantor of any court, governmental authority or arbitrator or (ii) any provision of the articles of incorporation or bylaws of such Guarantor.

D. No consent, approval, authorization of, or registration or filing with, any Minnesota or federal governmental authority is required to be obtained or made by such Guarantor in connection with the due execution, delivery and performance of any Transaction Document, except such as have been obtained or made.

E. The Transaction Documents executed by such Guarantor have been executed and delivered by such Guarantor, and constitute the valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except such as may be required by state securities laws of the state of its formation with respect to the obligations of such Guarantor under the Registration Rights Agreement.

F. Subject to the following two sentences, in any action or proceeding arising out of or relating to the Transaction Documents in any court of the State of Minnesota or in any federal court sitting in the State of Minnesota, such court would recognize and give effect to the provisions of the Transaction Documents relating to the parties’ choice of New York law as governing the Transaction Documents. Such courts might not give effect to such choice of law provisions if giving effect to such provisions were determined to be contrary to a fundamental policy of the state of Minnesota at such time, but we are not aware of any existing precedent refusing to give effect to a choice of law provision in a substantial commercial contract on purely public policy grounds. In addition, such counsel may assume for the purposes of this opinion that in selecting New York law the parties are acting in good faith and without an intent to evade the law.

Exhibit C

EXHIBIT D

Form of Special Counsel Opinion

The opinion of special counsel for the Company to be delivered pursuant to Section 6(a)(iv) of the Purchase Agreement shall be to the effect that:

A. The Company and each Guarantor has the power (corporate and limited partnership, as applicable) to enter into the Credit Agreement and carry out its respective obligations thereunder.

B. The Credit Agreement has been duly authorized, executed and delivered by, and constitutes valid and binding obligations of, the Company and each Guarantor, enforceable against it in accordance with its terms.

C. The execution and delivery of the Credit Agreement by each of the Company and the Guarantors and the performance by each of the Company and the Guarantors of its obligations thereunder: (A) will not result in any violation of the provisions of the charter or by-laws of the Company or the relevant Guarantor, respectively; (B) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the relevant Guarantor, respectively, any Existing Instrument listed on Schedule I to such opinion; or (C) will not result in any violation of any law of the United States or the State of New York or any rule or regulation issued thereunder.

Exhibit D

SCHEDULE I

Initial Purchasers

Initial Purchaser	Aggregate Principal Amount of Notes to be Purchased from the Company
Wachovia Capital Markets, LLC	$212,000,000
Banc of America Securities LLC	$80,000,000
Deutsche Bank Securities Inc.	$80,000,000
Scotia Capital (USA) Inc.	$20,000,000
BB&T Capital Markets, a division of Scott and Stringfellow, Inc.	$8,000,000

Total	$400,000,000

SCHEDULE II

Guarantors

Part I – The Texas Guarantors

Name	Jurisdiction of Organization
Crab Addison, Inc.	Texas
FSI Restaurant Development, Ltd.	Texas
Hospitality Headquarters, Inc.	Texas
Houston Aquarium, Inc.	Texas
Inn at the Ballpark Catering, Inc.	Texas
Landry’s Crab Shack, Inc.	Texas
Landry’s Development, Inc.	Texas
Landry’s Pesce, Inc.	Texas
Landry’s Seafood House—Addison, Inc.	Texas
Landry’s Seafood House—Arlington, Inc.	Texas
Landry’s Seafood House—Austin, Inc.	Texas
Landry’s Seafood House—San Luis, Inc.	Texas
Landry’s Seafood Inn & Oyster Bar, Inc.	Texas
Landry’s Seafood Inn & Oyster Bar—Galveston, Inc.	Texas
Landry’s Seafood Inn & Oyster Bar—Kemah, Inc.	Texas
Landry’s Seafood Inn & Oyster Bar—San Antonio, Inc.	Texas
Landry’s Seafood Inn & Oyster Bar—Sugar Creek, Inc.	Texas
Landry’s Seafood Kemah, Inc.	Texas
Landry’s Seafood & Steak House—Corpus Christi, Inc.	Texas
Rainforest Cafe, Inc.—Cha Cha	Texas
Saltgrass, Inc.	Texas
WSI Fish Limited	Texas
West End Seafood, Inc.	Texas
Willie G’s Galveston, Inc.	Texas
Willie G’s Post Oak, Inc.	Texas

Part II – The Delaware Guarantors

Name	Jurisdiction of Organization
CHLN, Inc.	Delaware
Joe’s Crab Shack—Delaware, Inc.	Delaware
Landry’s G.P., Inc.	Delaware
Landry’s Limited, Inc.	Delaware
Landry’s Trademark, Inc.	Delaware
Landry’s Management, L.P.	Delaware
Landry’s Seafood House—Delaware, Inc.	Delaware
LCH Acquisition, Inc.	Delaware
LSRI Holdings, Inc.	Delaware
Ocean Blue Industries, Inc.	Delaware
Rainforest Trademark, Inc.	Delaware

Seafood Holding Supply, Inc.	Delaware
Summit Aircraft Services, Inc.	Delaware
Summit One Network, Inc.	Delaware
Summit Seafood Supply, Inc.	Delaware
Summit Supply, Inc.	Delaware

Part III – The Minnesota Guarantors
Name	Jurisdiction of Organization
Landry’s Seafood House—Minnesota, Inc.	Minnesota
Rainforest Cafe, Inc.	Minnesota

Part IV – The Other Guarantors

Name	Jurisdiction of Organization
C. A. Muer Corporation	Michigan
Capt. Crab’s Take-Away of 79th Street, Inc.	Florida
CHLN—Idaho, Inc.	Idaho
CHLN—Maryland, Inc.	Maryland
Crab House, Inc.	Florida
Cryo Realty, Corp.	Florida
CryoTech Industries of North Carolina, Inc.	North Carolina
FSI Devco, Inc.	Nevada
Joe’s Crab Shack—San Diego, Inc.	California
Landry’s Downtown Aquarium, Inc.	Colorado
Landry’s Seafood House—Alabama, Inc.	Alabama
Landry’s Seafood House—Arizona, Inc.	Arizona
Landry’s Seafood House—Bellevue, Inc.	Kentucky
Landry’s Seafood House—Biloxi, Inc.	Mississippi
Landry’s Seafood House—Colorado, Inc.	Colorado
Landry’s Seafood House—Florida, Inc.	Florida
Landry’s Seafood House—Georgia, Inc.	Georgia
Landry’s Seafood House—Hampton, Inc.	Virginia
Landry’s Seafood House—Illinois, Inc.	Illinois
Landry’s Seafood House—Indiana, Inc.	Indiana
Landry’s Seafood House—Kansas, Inc.	Kansas
Landry’s Seafood House—Kentucky, Inc.	Kentucky
Landry’s Seafood House—Lafayette, Inc.	Louisiana
Landry’s Seafood House—Little Rock, Inc.	Arkansas
Landry’s Seafood House—Maryland, Inc.	Maryland
Landry’s Seafood House—Memphis, Inc.	Tennessee
Landry’s Seafood House—Michigan, Inc.	Michigan
Landry’s Seafood House—Missouri, Inc.	Missouri
Landry’s Seafood House—Nevada, Inc.	Nevada
Landry’s Seafood House—New Jersey, Inc.	New Jersey
Landry’s Seafood House—New Mexico, Inc.	New Mexico

Landry’s Seafood House—New Orleans, Inc.	Louisiana
Landry’s Seafood House—Norfolk, Virginia, Inc.	Virginia
Landry’s Seafood House—North Carolina, Inc.	North Carolina
Landry’s Seafood House—Ohio, Inc.	Ohio
Landry’s Seafood House—Oklahoma, Inc.	Oklahoma
Landry’s Seafood House—Pennsylvania, Inc.	Pennsylvania
Landry’s Seafood House—Redondo Beach, Inc.	California
Landry’s Seafood House—South Carolina, Inc.	South Carolina
Landry’s Seafood House—Virginia, Inc.	Virginia
Landry’s Seafood House—Utah, Inc.	Utah
LNY-Iowa, Inc.	Iowa
Marina Acquisition Corporation of Florida, Inc.	Florida
Nevada Aquarium, Inc.	Nevada
Rainforest Cafe, Inc.—Baltimore County	Maryland
Rainforest Cafe, Inc.—Kansas	Kansas

SCHEDULE III

Subsidiaries

Name	Jurisdiction of Organization
C. A. Muer Corporation	Michigan
Capt. Crab’s Take-Away of 79th Street, Inc.	Florida
CHLN, Inc.	Delaware
CHLN—Idaho, Inc.	Idaho
CHLN—Maryland, Inc.	Maryland
Crab Addison, Inc.	Texas
Crab House, Inc.	Florida
Cryo Realty, Corp.	Florida
CryoTech Industries of North Carolina, Inc.	North Carolina
FSI Devco, Inc.	Nevada
FSI Restaurant Development, Ltd.	Texas
Hospitality Headquarters, Inc.	Texas
Houston Aquarium, Inc.	Texas
Inn at the Ballpark Catering, Inc.	Texas
Island Entertainment, Inc.	Texas
Island Hospitality, Inc.	Texas
Joe’s Crab Shack—Delaware, Inc.	Delaware
Joe’s Crab Shack—San Diego, Inc.	California
Landry’s Crab Shack, Inc.	Texas
Landry’s Development, Inc.	Texas
Landry’s Downtown Aquarium, Inc.	Colorado
Landry’s G.P., Inc.	Delaware
Landry’s Limited, Inc.	Delaware
Landry’s Management, L.P.	Delaware
Landry’s Pesce, Inc.	Texas
Landry’s Seafood House—Addison, Inc.	Texas
Landry’s Seafood House—Alabama, Inc.	Alabama
Landry’s Seafood House—Arizona, Inc.	Arizona
Landry’s Seafood House—Arlington, Inc.	Texas
Landry’s Seafood House—Austin, Inc.	Texas
Landry’s Seafood House—Bellevue, Inc.	Kentucky
Landry’s Seafood House—Biloxi, Inc.	Mississippi
Landry’s Seafood House—Colorado, Inc.	Colorado
Landry’s Seafood House—Delaware, Inc.	Delaware
Landry’s Seafood House—Florida, Inc.	Florida
Landry’s Seafood House—Georgia, Inc.	Georgia
Landry’s Seafood House—Hampton, Inc.	Virginia
Landry’s Seafood House—Illinois, Inc.	Illinois
Landry’s Seafood House—Indiana, Inc.	Indiana
Landry’s Seafood House—Kansas, Inc.	Kansas
Landry’s Seafood House—Kentucky, Inc.	Kentucky

Landry’s Seafood House—Lafayette, Inc.	Louisiana
Landry’s Seafood House—Little Rock, Inc.	Arkansas
Landry’s Seafood House—Maryland, Inc.	Maryland
Landry’s Seafood House—Memphis, Inc.	Tennessee
Landry’s Seafood House—Michigan, Inc.	Michigan
Landry’s Seafood House—Minnesota, Inc.	Minnesota
Landry’s Seafood House—Missouri, Inc.	Missouri
Landry’s Seafood House—Nevada, Inc.	Nevada
Landry’s Seafood House—New Jersey, Inc.	New Jersey
Landry’s Seafood House—New Mexico, Inc.	New Mexico
Landry’s Seafood House—New Orleans, Inc.	Louisiana
Landry’s Seafood House—Norfolk, Virginia, Inc.	Virginia
Landry’s Seafood House—North Carolina, Inc.	North Carolina
Landry’s Seafood House—Ohio, Inc.	Ohio
Landry’s Seafood House—Oklahoma, Inc.	Oklahoma
Landry’s Seafood House—Pennsylvania, Inc.	Pennsylvania
Landry’s Seafood House—Redondo Beach, Inc.	California
Landry’s Seafood House—San Luis, Inc.	Texas
Landry’s Seafood House—South Carolina, Inc.	South Carolina
Landry’s Seafood House—Utah, Inc.	Utah
Landry’s Seafood House—Virginia, Inc.	Virginia
Landry’s Seafood Inn & Oyster Bar, Inc.	Texas
Landry’s Seafood Inn & Oyster Bar—Galveston, Inc.	Texas
Landry’s Seafood Inn & Oyster Bar—Kemah, Inc.	Texas
Landry’s Seafood Inn & Oyster Bar—San Antonio, Inc.	Texas
Landry’s Seafood Inn & Oyster Bar—Sugar Creek, Inc.	Texas
Landry’s Seafood Kemah, Inc.	Texas
Landry’s Seafood & Steak House—Corpus Christi, Inc.	Texas
Landry’s Trademark, Inc.	Delaware
LCH Acquisition, Inc.	Delaware
LCHLN, Inc.	Delaware
LGE, Inc.	Delaware
LNY-Iowa, Inc.	Iowa
LSRI Holdings, Inc.	Delaware
Marina Acquisition Corporation of Florida, Inc.	Florida
Nevada Aquarium, Inc.	Nevada
Ocean Blue Industries, Inc.	Delaware
Rainforest Cafe, Inc.	Minnesota
Rainforest Cafe, Inc.—Baltimore County	Maryland
Rainforest Cafe, Inc.—Cha Cha	Texas
Rainforest Cafe, Inc.—Kansas	Kansas
Rainforest Cafe Canada Holdings, Inc.	Province of Ontario, Canada
Rainforest Trademark, Inc.	Delaware
Saltgrass, Inc.	Texas
Seafood Holding Supply, Inc.	Delaware
Summit Aircraft Services, Inc.	Delaware

Summit One Network, Inc.	Delaware
Summit Seafood Supply, Inc.	Delaware
Summit Supply, Inc.	Delaware
West End Seafood, Inc.	Texas
Willie G’s Galveston, Inc.	Texas
Willie G’s Post Oak, Inc.	Texas
WSI Fish Limited	Texas
Yorkdale Rainforest Restaurants, Inc.	Province of Ontario, Canada